ECHO AUTOMOTIVE, LLC
(A Development Stage Company)

FINANCIAL STATEMENTS

As of June 30, 2012 and December 31, 2011 and for the
Six months ended June 30, 2012 and 2011 and for the
Period from inception (November 25, 2009)
Through June 30, 2012

ECHO AUTOMOTIVE, LLC
(A Development Stage Company)

FINANCIAL STATEMENTS

As of June 30, 2012 and December 31, 2011 and for the
Six months ended June 30, 2012 and 2011 and for the
Period from inception (November 25, 2009)
Through June 30, 2012

ECHO AUTOMOTIVE, LLC
(A Development Stage Company)

BALANCE SHEETS

June 30, 2012 (unaudited)
and December 31, 2011

A S S E T S

	June 30,	December 31,
	2012	2011

CURRENT ASSETS
Cash and cash equivalents	$46,931	$101,359
Accounts receivable	6,100	-
Prepaid expenses	50,000	5,000
TOTAL CURRENT ASSETS	103,031	106,359
PROTOTYPE EQUIPMENT, NET	139,189	24,906
INTANGIBLES, NET	50,000	-
TOTAL ASSETS	$292,220	$131,265

L I A B I L I T I E S A N D M E M B E R S' E Q U I T Y (D E F I C I T)

CURRENT LIABILITIES
Accrued expenses	$10,000	$-
Accrued interest	22,684	6,235
Current maturities of long-term debt	1,050,000	250,000
TOTAL CURRENT LIABILITIES	1,082,684	256,235
ACCRUED INTEREST, net of current maturities	7,697	1,668
LONG-TERM DEBT, net of current maturities	110,000	110,000
TOTAL LIABILITIES	1,200,381	367,903
MEMBERS' EQUITY (DEFICIT)	(908,161)	(236,638)
TOTAL LIABILITIES AND MEMBERS' EQUITY (DEFICIT)	$292,220	$131,265

See accompanying notes to unaudited consolidated financial statements.

ECHO AUTOMOTIVE, LLC
(A Development Stage Company)

STATEMENTS OF OPERATIONS (unaudited)

Six months ended June 30, 2012 and 2011 and the
Period from Inception (November 25, 2009) Through June 30, 2012

			Period from
			Inception
			(November 25,
	Six Months Ended June 30,		2009) Through
	2012	2011	June 30, 2012
REVENUES
Miscellaneous	$6,100	$69,100	$130,356

OPERATING EXPENSES	655,145	149,426	1,116,195
INTEREST EXPENSE	22,478	1,069	30,381

NET LOSS	$(671,523)	$(81,395)	$(1,016,220)

See accompanying notes to unaudited consolidated financial statements.

ECHO AUTOMOTIVE, LLC
(A Development Stage Company)

STATEMENTS OF CASH FLOWS (unaudited)

Six months ended June 30, 2012 and 2011 and the
Period from Inception (November 25, 2009) Through June 30, 2012

			Period from
			Inception
			(November 25,
	Six Months Ended June 30,		2009) Through
	2012	2011	June 30, 2012

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	(671,523)	(81,395)	(1,016,220)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	9,990	-	13,084
Changes in assets and liabilities:
Prepaid expenses	(45,000)	-	(50,000)
Accounts receivable	(6,100)	-	(6,100)
Accrued interest	22,478	-	10,000
Accrued expenses	10,000	1,069	30,381
Net cash used in operating activities	(680,155)	(80,326)	(1,018,855)

CASH FLOWS FROM INVESTING ACTIVITIES

Purchase of prototype equipment	(124,273)	-	(152,273)
Purchase of intangibles	(50,000)	-	(50,000)
Net cash used in investing activities	(174,273)	-	(202,273)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from debt	800,000	50,000	1,160,000
Member contributions	-	29,270	111,059
Member distributions	-	-	(3,000)
Net cash provided by financing activities	800,000	79,270	1,268,059

NET CHANGE IN CASH AND CASH EQUIVALENTS	(54,428)	(1,056)	46,931

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	101,359	1,069	-

CASH AND CASH EQUIVALENTS, END OF PERIOD	46,931	13	46,931

See accompanying notes to unaudited consolidated financial statements.

NOTE 1: BACKGROUND AND BASIS OF PRESENTATION

Background

ECHO AUTOMOTIVE, LLC (the “Company”) was incorporated on November 25, 2009. The Company is an Arizona Limited Liability Company in the development stage with several unique technologies that allow companies that operate or utilize commercial, fleet vehicles to significantly reduce their overall fuel expenses. The Company augments existing power trains with highly efficient electrical energy delivered by electric motors powered by the Company’s modular plug-in battery modules to achieve a rapid real-world ROI for each individual vehicle in a fleet. The mission of the Company is focused on the proposition of reducing the use of fossil fuels.

The Company’s operations have previously been funded by advances and subsequent equity conversions by the majority stockholders. Future funding is expected to be provided in part by equity investments from other accredited investors. There can be no assurance that any of these strategies will be achieved on terms attractive to us.

Articles of amendment

On June 26, 2012, the Company changed its name to Echo Automotive LLC through an amendment of the articles of organization filed with the Arizona Corporation Commission.

Basis of Presentation

The financial statements of the Company have been prepared using generally accepted accounting principles (“GAAP”) in the United States (“U.S.”) of America that are applicable to a going concern which contemplates that the Company will continue in operation for the foreseeable future and will be able to realize its assets and discharge its liabilities in the normal course of business.

The Company is a development stage company and during the six months ended June 30, 2012 and 2011 and the period from inception (November 25, 2009) through June 30, 2012, significant losses have been incurred. The Company has experienced negative cash flows from operations since the inception of the Company. These circumstances result in substantial doubt as to the ability of the Company to continue as a going concern. The Company will need to obtain additional funding in the future in order to finance its business strategy, operations and growth through the issuance of equity, debt or collaboration. The failure to obtain this additional funding would be detrimental to the Company. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result from the outcome of this uncertainty.

Exchange Agreement

On September 21, 2012, the Company and DBPJ Stock Holding, LLC, sole member of the Company (the “Company Member”) completed an exchange agreement (the “Exchange Agreement”) with Echo Automotive, Inc. (formerly Canterbury Resources, Inc.). At the closing of the Exchange Agreement, the Company Member received a total of 52,500,000 shares of common stock of Echo Automotive, Inc. in exchange for 100% of the issued and outstanding units of the Company. In accordance with the terms of the Exchange Agreement, the shares received by the Company Member represent 70% of the issued and outstanding common stock of Echo Automotive, Inc.

NOTE 2: SIGNIFICANT ACCOUNTING POLICIES

Limited liability partnership

The Company is a limited liability partnership. This type of organization provides that the partner is not personally liable for any acts, debts, or liabilities beyond the partners’ capital contributions.

Management’s use of estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

Cash and cash equivalents include funds on hand and short-term investments with original maturities of three months or less. Cash deposits are insured in limited amounts by the Federal Deposit Insurance Corporation (FDIC).

Allowance for Doubtful Accounts

In the normal course of business, the Company provides unsecured credit terms to its customers. Accordingly, the Company maintains an allowance for doubtful accounts for possible losses on uncollectible accounts receivable. The Company routinely analyzes accounts receivable and considers history, customer creditworthiness, facts and circumstances specific to outstanding balances, current economic trends, and payment term changes when evaluating adequacy of the allowance for doubtful accounts. For uncollectible accounts receivable, the Company records a loss against the allowance for doubtful accounts only after exhaustive efforts have been made to collect and with management’s approval.

Revenue recognition

Revenue is recognized when the four criteria for revenue recognition are met: (1) persuasive evidence of an arrangement exists; (2) shipment or delivery has occurred; (3) the price is fixed or determinable and (4) collectability is reasonably assured. The Company has not recognized any revenue associated with its mission as stated above in the nature of operations footnote. Miscellaneous revenue relates to consulting projects and is recorded based on the four criteria for revenue recognition.

Advertising expense

The Company expenses advertising costs as incurred. Advertising expense charged to operating expenses was $1,963 and $7,736 for the six months ended June 30, 2012 and 2011, respectively and $62,355 for the period from inception (November 25, 2009) through June 30, 2012.

Prototype equipment

Prototype equipment is stated at cost. Maintenance and repair expenditures are expensed as incurred. Typically, amounts greater than $1,000 are capitalized. Depreciation and amortization is computed by the straight-line method using an estimated useful life of 3 years. Depreciation expense charged to operating expenses was $9,990 and $0 for the six months ended June 30, 2012 and 2011, respectively and $13,084 for the period from inception (November 25, 2009) through June 30, 2012. Accumulated depreciation was $13,084 at June 30, 2012.

Long-lived assets

The Company accounts for long-lived assets in accordance with the provisions of FASB ASC 360, Property, Plant and Equipment. FASB ASC 360 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. The Company did not recognize any impairment charges during the six months ended June 30, 2012.

Intangibles

Finite-lived intangible assets include intellectual property rights and are amortized on a straight-line basis over their estimated useful lives, with useful lives of 10 years. We continually evaluate the reasonableness of the useful lives of these assets. Finite-lived intangibles are tested for recoverability whenever events or changes in circumstances indicate the carrying amounts may not be recoverable. An impairment loss, if any, would be measured as the excess of the carrying value over the fair value determined by discounted future cash flows.

Income taxes

The Company is a Limited Liability Partnership which is treated as a “pass-through entity” for income tax purposes. Accordingly, the Company has not recognized any effects of income taxes in the accompanying financial statements.

The Company has adopted FASB ASC 740-10, Accounting for Uncertainty in Income Taxes. This requires a more likely-then not threshold for financial statement recognition and measurement of tax positions taken or expected to be taken in the Company’s tax return. Management believes the tax positions taken on the Company’s income tax returns are appropriate. To the extent that the Company management’s assessment of such tax positions changes, the change will be reflected on tax returns in the period in which the determination is made. At June 30, 2012 the Company did not have any unrecognized tax benefits. The Company will be subject to U.S. Federal and state and local income tax examinations by tax authorities for all tax years since inception on November 25, 2009.

NOTE 3: RECENTLY ISSUED ACCOUNTING PRONCOUNCEMENTS

In May 2011, the FASB issued ASU 2011-04, Fair Value Measurement (Topic 820) (“ASU 2011-04”). This ASU updates certain requirements for measuring fair value and disclosure regarding fair value measurement. This ASU is effective for reporting periods beginning after December 15, 2011. Early adoption is not permitted. The Company’s adoption of ASU 2011-04 on January 1, 2012, did not have an impact on the financial statements.

In June 2011, the FASB issued ASU 2011-05, Presentation of Comprehensive Income (“ASU 2011-05”). ASU 2011-05 requires companies to present the total of comprehensive income, the components of net income and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. The provisions of ASU 2011-05 are effective for fiscal years, and interim periods within those years, beginning after December 15, 2011. The Company’s adoption of ASU 2009-13 on January 1, 2012, did not have an impact on the financial statements.

NOTE 4: COMMITMENTS AND CONTINGENCIES

Litigation

The Company may from time to time be involved in legal proceedings arising from the normal course of business. There are no pending or threatened legal proceedings as of June 30, 2012.

Building lease

The Company entered into two lease agreements to occupy lab facilities. The lease terms began on April 1, 2012 and June 1, 2012, respectively. Both leases end on March 31, 2014.

Future minimum rental payments required under the leases are as follows:

          Years Ending

December 31, 2012	$54,416
December 31, 2013	113,896
December 31, 2014	28,681
Total	$196,993

The Company has the option to renew the leases for five subsequent two year periods. Rent expense amounted to $13,247 and $0 for the six months ended June 30, 2012 and 2011, respectively and $13,247 for the period from inception (November 25, 2009) through June 30, 2012.

License agreement

On February 1, 2012, the Company entered into a license agreement with CleanFutures (CF), for use of their intellectual property. For every product sold, a royalty of two to five percent will be paid to CF, depending on the system component sold. Both parties have the option to reduce the royalty payments after 48 months and annually thereafter by converting their exclusive license agreement to a non-exclusive license agreement.

The Company shall pay no less than the following minimum royalties (such minimum royalties to be prepaid and any unearned prepaid royalties for any year will carry over to the subsequent year’s prepaid royalties due): $100,000 for year one, $150,000 for year two, $200,000 for year three, and $250,000 for years four and beyond.

Additionally, the Company is required to make royalty prepayments according to the following schedule: $10,000 upon execution, $25,000 within 30 days, $40,000 within 120 days, and $75,000 at the time that the Company completes a round of funding of no less than $3,000,000 and in no more than eight months after the completion of the bridge financing. The Company will pay CF $10,000 per month for 18 months as additional prepaid royalties beginning the month following the completion of bridge financing. At the Company’s option, the Company may make a one-time payment of $1,000,000 and the yearly exclusive license fees will terminate effective the date such prepayment is made.

Associated with this agreement the Company issued warrants to CF for the right to purchase common stock equal to five percent (5%) of the outstanding shares of the Company, calculated at the time of execution and issued at the next round of funding or at the time of the Company’s conversion from an LLC to an S Corp, whichever comes first. The warrant exercise price is $0.01 and has a term of 10 years. The Company has the right to reduce the warrant amount to four percent (4%) by making royalty prepayments of $100,000 or to reduce the warrant amount to three percent (3%) by making royalty prepayments of $500,000, anytime within the first 24 months.

There was no royalty expense from inception (November 25, 2009) through June 30, 2012. Prepaid royalty expense was $0 at June 30, 2012.

On June 28, 2012, the Company entered into a license agreement with Bright Automotive, Inc. (“Bright”) which provides Echo a royalty-free, perpetual, fully-paid up, worldwide, non-exclusive, non-transferable and non-sub-licensable limited license to use Bright’s Battery Management Software and CAD, and certain other intellectual property of t to develop, modify and/or sell, offer for sale, market, distribute, import and export derivative works. In consideration of the granting of the license, the Company paid to Bright a one-time up-front license fee in the amount of $50,000 which has been capitalized and depreciated over its estimated useful life.

Employment Agreements

On April 21, 2012 the Company entered into an executive employment agreement with William Daniel Kennedy (the “Kennedy Agreement”), in connection with his service as Chief Executive Officer of the Company. In accordance with the Kennedy Agreement, Mr. Kennedy shall be entitled to a base salary of $220,000 per year.

On April 21, 2012 the Company entered into an executive employment agreement with Jason Plotke (the “Plotke Agreement”), in connection with his service as President of Echo. In accordance with the Plotke Agreement, Mr. Plotke shall be entitled to a base salary of $200,000 per year.

NOTE 5: LONG-TERM DEBT

Redeemable convertible notes

On November 10 and 11, 2011, the Company issued two separate notes with a $200,000 aggregate principal amount and interest rates of 12% per annum (the "12% Notes"). Interest payments are required on a quarterly basis and shall accrue at the election of the lender with written notice to the borrower. The notes were amended in June 2012 such that the quarterly interest payments are not required until maturity. The 12% Notes mature on December 31, 2012. If by the maturity date, the Company has not completed a qualified financing (see the definition of a qualified financing in the following paragraph) or has failed to repay all outstanding indebtedness, the term of the 12% Notes shall automatically be extended for a subsequent 12 month period, unless the holder provides thirty days’ notice to the Company prior to the end of the then current term to convert to units of ownership at the conversion price. Management believes there is more than a remote chance that a qualified financing will occur prior to December 31, 2012. Thus, management has classified this debt as current. If the term is renewed or extended for any reason, all other provisions of the 12% Notes shall remain in force and effect. Accrued interest at June 30, 2012 totaled $15,367 for the 12% Notes.

The 12% Notes are convertible at the discount rate of 25% of the price paid by new investors in a qualified financing, such price paid by new investors being defined as the par value of the unit of ownership at that time. A qualified financing shall be defined as a sale of units of ownership of the Company with an aggregate sales price of at least $1,000,000 including conversion of these 12% Notes and any other note purchase agreements.

The 12% Notes are in the process of being transferred to the Company Member in accordance with the terms of the Exchange Agreement, with the Company Member assuming and bearing the obligations of the transferred 12% Notes and all of its related terms and obligations. No conversion of any of the 12% Notes has occurred.

Line of credit

On October 1, 2011 the Company entered into a revolving line of credit agreement and promissory note for a $100,000 original principal amount and an interest rate of 6.0% per annum (the “LOC”). The lender is immediate family of one of the members of the Company and is considered a related party. Interest was required to be paid quarterly beginning January 1, 2012 through the maturity date of September 30, 2013. The LOC was amended in June of 2012 such that the quarterly interest payments are not required and interest is due September 30, 2013. The lender may advance additional amounts in excess of the original principal amount under the same terms and conditions as the original principal amount.

Upon execution and delivery of the LOC, as additional consideration, the lender received, at no cost or expense to the lender, a twelve and one-half percent (12.50%) member interest in the Company. In addition, the lender also has the unconditional right, but not the obligation, at any time after the loan amount has been fully drawn down by the Company, to convert the existing loan indebtedness into an additional twelve and one-half (12.50%) member interest in the Company. As of June 30, 2012, $110,000 was outstanding under the LOC. Accrued interest at June 30, 2012 totaled $4,968 for the LOC.

On September 10, 2012, the LOC was converted into additional member interest of the Company in accordance with the line of credit agreement.

Notes payable

On March 30, 2011, the Company entered in to a promissory note for $50,000 with an interest rate of 7.0% per annum. Interest was to accrue and be paid with the original principal amount 180 days from the date of the promissory note. The parties modified the maturity date to December 31, 2012, all other terms and conditions remaining the same, with an amendment on June 21, 2012. Accrued interest at June 30, 2012 totaled $4,618 for this promissory note.

Other Debt Agreements

From March 31, 2012 to August 31, 2012 the Company entered into debt agreements which were to help the Company with timing of cash payments for its operations until money is received from other investors.

          The following is a detail of the debt agreements entered into between March 31, 2012 and June 30, 2012:

Date	Amount		Interest	Due Date
3/31/2012	100,000	(1)	7%	3/31/2013
4/11/2012	100,000	(1)	12%	4/11/2013
5/30/2012	12,000	(2)	21%	2/28/2013
5/30/2012	60,000	(1)	18%	5/30/2013
Total	272,000

          The following is a detail of the debt agreements entered into subsequent to June 30, 2012:

Date	Amount		Interest	Due Date
7/13/2012	65,000	(3)	21%	1/9/2013
7/27/2012	150,000	(1)	7%	10/25/2012
8/31/2012	11,000	(2)	12%	2/27/2013
Total	226,000

(1)

This note contains a conversion feature which enables either the Company or the lender to convert a portion or the entire note into shares of the Company. The conversion feature was not exercised by either party prior to the close of the Exchange Agreement (see further discussion of exchange agreement below).

(2)

This note contains a warrant feature which requires the Company to issue warrants to purchase stock at no more than $0.01 per share within a certain number of days of the execution of the debt agreement. The warrants would have an expiration date of 5 years. No warrants were issued prior to the close of the Exchange Agreement (see further discussion of exchange agreement below).

(3)

This note contains a warrant feature which requires the Company to issue warrants to purchase stock at no more than $0.01 per share within a certain number of days of the execution of the debt agreement. The warrants will have an expiration date of 5 years. No warrants were issued prior to the close of the Exchange Agreement (see further discussion of exchange agreement below).

The Company is in the process of transferring to the Company Member certain debt agreements that the Company entered into in 2012 in accordance with the terms of the Exchange Agreement, with the Company Member assuming and bearing the obligations of the notes transferred and all of their related terms and obligations.

Interest expense incurred on all debt was $22,478 and $1,069 for the six months ended June 30, 2012 and 2011, respectively and $30,381 for the period from inception (November 25, 2009) through June 30, 2012.

Advances

Pursuant to the Exchange Agreement, the Company received advances of $903,000 from Echo Automotive, Inc. from May 2012 to September 2012. As of June 30, 2012 the Company received $528,000 in advances from Echo Automotive, Inc. which are reflected as non-current debt on our balance sheet. Subsequent to the close of the Exchange Agreement, the advances will eliminate in consolidation in future reporting periods.

NOTE 6: MEMBER’S EQUITY

Pursuant to the terms of the Operating Agreement dated November 25, 2009, membership interest was divided among the founding members. In October 2011, the Operating Agreement was amended to include additional members. The members contributed $0 and $29,270 for the six months ended June 30, 2012 and 2011, respectively and $108,059 for the period from inception (November 25, 2009) through June 30, 2012. The only distributions occurred during the year ended December 31, 2010 for $3,000.

NOTE 7: RELATED PARTY TRANSACTIONS

The Company has entered into certain transactions in the normal course of business with entities under common ownership. The Company has recognized revenue for consulting related to these transactions of $0 and $0 for the six months ended June 30, 2012 and 2011, respectively and $47,100 for the period from inception (November 25, 2009) through June 30, 2012.

The Company paid consulting fees to the owners of the Company that amounted to $182,167 and $43,475 for the six months ended June 30, 2012 and 2011 and $381,432 for the period from inception (November 25, 2009) through June 30, 2012.

NOTE 8: SEGMENT REPORTING

The Company has one business segment in one geographical area.